CONTACT: Mark Dombrowski, Public and Media Relations
         1-800-458-0811 ext. 2285 or 814/870-2285

               Erie Indemnity Reports Second Quarter 2004 Results;
                   Management Fee Rate Increased to 24 Percent



Erie, Pa., July 28, 2004 - Erie Indemnity Company (Nasdaq: ERIE) today announced results for the second quarter 2004:
    o Net income increased by 4.6 percent to $57.0 million, up from $54.5 million at June 30, 2003.
    o Net income per share increased by 5.1 percent to $.81 per share, compared to $.77 per share in the comparable quarter for 2003.
    o Net income, excluding net realized gains or losses on investments and related federal income taxes, increased by 5.2 percent to $55.0 million, or $.78 per share, up from $52.3 million, or $.74 per share, for the same period one year ago.
    o Management fee revenue grew by 10.0 percent to $256.1 million, up from $232.7 million for the same period one year ago.
    o The reported statutory combined ratio for the Property and Casualty Group decreased to 93.2 for the second quarter of 2004, compared to 105.7 in the same period in 2003.

"The improvement in our combined ratio during the second quarter and first six months of 2004 demonstrates that our focus on underwriting profitability is working," said Jeffrey A. Ludrof, president and chief executive officer. "Our agents and employees are executing the strategies we have developed to maintain our exceptional service and ensure the financial stability of our company. Our growth has moderated as a result of our focus on underwriting profitability, yet we continue to attract new business thanks to our unparalleled commitment to service. The outlook for our Company to maintain a pattern of profitable growth looks very positive."

Separately, at its quarterly July meeting, the Company's board voted to increase the management fee rate to 24 percent from 23.5 percent. The increased management fee rate is effective July 1, 2004.

Details of Second Quarter 2004 Results
--------------------------------------

Management operations
---------------------
Management fee revenue increased by 10.0 percent to $256.1 million for the quarter ended June 30, 2004, compared to $232.7 million for the same period one year ago. Management fee revenue grew at a slower rate in the second quarter 2004 primarily due to the reduction of the fee rate in 2004 and the reduced volume of the direct premium written by the Property & Casualty Group. The management fee rate was reduced from 24 percent to 23.5 percent effective January 1, 2004.

The property and casualty direct written premiums of the Erie Insurance Group, upon which management fee revenue is calculated totaled $1.1 billion in the second quarter 2004, compared to $973.9 million in the second quarter 2003, which represents a growth rate of 10.7 percent in the second quarter of 2004. New written premium continues to moderate as a result of the Company's concentration on reunderwriting and risk selection.

The average written premium per policy increased by 8.7 percent for the twelve months ended June 30, 2004, to $1,022, as compared to $940 for the twelve months ended June 30, 2003. Direct written premium grew by 10.7 percent in the second quarter of 2004, compared to the 17.9 percent growth rate for the same period in 2003. Year-over-year policy retention ratio declined slightly from 89.8, at March 31, 2004, to 89.2 at June 30, 2004. The lower retention rate is an expected result of our reunderwriting efforts to improve the quality of our book of business.

Improving loss experience has resulted in the modification of anticipated rate changes in 2004. The Company's 2004 projection of $308.3 million in additional written premium at the end of the first quarter 2004 has been reduced to a current estimate of $302.3 million. The Company has also reduced the number of new agent appointments expected in 2004 from about 50 to about 40.

During the second quarter, the Company recorded a change in the estimate for the allowance for returned management fees. This adjustment to the cancellation allowance resulted in a positive affect on second quarter net income of $0.9 million net of commission effect, or $.01 per share.

Service agreement revenue decreased for the second quarter 2004 to $5.2 million from $6.9 million during the second quarter of 2003. Included in service agreement revenue is the service fee income received from the Erie Insurance Exchange as compensation for the management and administration of voluntary assumed reinsurance from non-affiliated insurers. These fees decreased substantially during the second quarter 2004 due to the Company's previously announced decision to exit from the assumed reinsurance business by the Exchange. Assumed reinsurance premiums written by the Exchange were negligible in second quarter 2004 compared to $32.2 million recorded in the second quarter of 2003. Also included in the service agreement revenue are service charges the Company collects from policyholders for providing extended payment plans on policies. The service charge revenue for the second quarter 2004 was $5.3 million, compared to revenue of $4.9 million for the same quarter a year earlier, up 6.5 percent.

The total cost of management operations increased 13.3 percent to $192.7 million in the second quarter of 2004, from $170.1 million for the same period in 2003. Commission costs, which were impacted by the growth in policies and premium, increased 16.6 percent to $146.1 million, from $125.3 million in the second quarter 2003. Second quarter costs of management operations, excluding commissions, increased 4.1 percent to $46.6 million in 2004 from $44.8 million in 2003.

Insurance underwriting operations
---------------------------------
For the second quarter 2004, the reported statutory combined ratio of the Property & Casualty Group was 93.2, and when adjusted for the profit component of the management fee, the combined ratio was 87.3 for the quarter. The reported statutory combined ratio of the Property and Casualty Group was 96.7 percent for the first six months of 2004. Catastrophe experience, as classified by the Company, during the first six months of 2004 has been light, adding only 1.5 points to the Property and Casualty Group's reported statutory combined ratio.

The Company's insurance underwriting operations recorded losses of $4.9 million and $6.3 million in the second quarters of 2004 and 2003, respectively. The underwriting result for the quarter was reduced by $4.9 million or $.05 per share due to a reversal of recoveries recorded in prior periods under the excess-of-loss reinsurance agreement with the Exchange. This is the result of positive loss development experience on prior accident years. The Company's share of catastrophe losses totaled $1.2 million and $2.1 million for the three-month periods ended June 30, 2004 and 2003, respectively.

The Company is introducing insurance scoring as a new underwriting tool. Agents will begin using insurance scores in August 2004 in all states except Maryland, due to regulatory constraints in that state. Insurance scores will be used during agents' frontline underwriting, giving agents increased flexibility in applying the Company's underwriting guidelines.

Included in the Company's policy acquisition and other underwriting expenses is the property and casualty insurance subsidiaries' share of software development costs related to the eCommerce initiative. Costs associated with the eCommerce initiative totaled $0.3 million and $0.8 million for the second quarters of 2004 and 2003, respectively. These costs will continue to be incurred as the program develops through 2004. The Company is working with agent user groups on usability tests and enhancements to ERIEConnection while a limited rollout continues. The system is operational in Ohio, Indiana, Illinois and Wisconsin.

Investment operations
---------------------
Net revenue from investment operations for the second quarter of 2004 reflects an increase of 20.8 percent to $21.6 million, compared to $17.9 million for the same period in 2003. Net investment income increased by 9.5 percent to $15.6 million for the quarter ended June 30, 2004, from $14.2 million for the same period in 2003.

Net realized gains on investments of $3.0 million were recorded during the second quarter of 2004 compared to net realized gains of $3.4 million for the second quarter of 2003.

Equity in earnings of limited partnerships totaled $1.5 million in the second quarter of 2004, compared to equity in losses of limited partnerships of $1.4 million in the second quarter of 2003. Private equity and fixed income limited partnerships recorded earnings of $.1 million in the second quarter of 2004 compared to losses of $1.4 million in the second quarter of 2003. Real estate limited partnerships reflected earnings of $1.4 million and $0.1 million in the second quarters of 2004 and 2003, respectively.

The Company's earnings from its 21.6 percent equity ownership of EFL decreased to $1.5 million for the second quarter of 2004 from $1.7 million in the second quarter 2003.

During the second quarter 2004, the Company accelerated its share repurchase activity and repurchased 479,015 shares of Class A Erie Indemnity Company stock at an average per share cost of $46.11 under the Company's share repurchase program. For the first six months of 2004, the Company has repurchased a total of 618,074 shares of its outstanding Class A stock at a total cost of $28.4 million, or an average per share cost of $46.00.

Erie Indemnity Company provides management services to the member companies of the Erie Insurance Group, which includes the Erie Insurance Exchange, Flagship City Insurance Company, Erie Insurance Company, Erie Insurance Property and
Casualty Company, Erie Insurance Company of New York and Erie Family Life Insurance Company.

According to A.M. Best Company, Erie Insurance Group, based in Erie, Pennsylvania, is the 16th largest automobile insurer in the United States based on direct premiums written and the 22nd largest property/casualty insurer in the United States based on total lines net premium written. The Group, rated A+ (Superior) by A.M. Best Company, has almost 3.8 million policies in force and operates in 11 states and the District of Columbia. Erie Insurance Group ranked 368 on the FORTUNE 500 and is included in Forbes Magazine's PLATINUM 400 list of the best-managed companies in America.

News releases and more information about Erie Insurance Group are available at http://www.erieinsurance.com
----------------------------

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: Certain forward-looking statements contained herein involve risks and uncertainties. These statements include certain discussions relating to management fee revenue, cost of management operations, underwriting, premium and investment income volume, business strategies, profitability and business relationships and the Company's other business activities during 2004 and beyond. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "would," "expect," "plan," "intend," "anticipate," "believe," "estimate," "project," "predict," "potential" and similar expressions. These forward-looking statements reflect the Company's current views about future events, are based on assumptions and are subject to known and unknown risks and uncertainties that may cause results to differ materially from those anticipated in those statements. Many of the factors that will determine future events or achievements are beyond our ability to control or predict.



                            STATEMENTS OF OPERATIONS
                  AND FINANCIAL POSITION AND OTHER INFORMATION
                                   WILL FOLLOW

ERIE INDEMNITY COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)

                                                        Three months ended June 30,    Six months endedd June30,
                                                                 (unaudited)                (unaudited)
                                                             2004          2003         2004          2003
                                                        ----------------------------   ---------------------------
OPERATING REVENUE:
   Management Fee Revenue                               $  242,037       $  219,937    $  451,702      $  415,784
   Premiums Earned                                          51,065           47,219       101,714          92,401
   Service Agreement Revenue                                 5,224            6,863        10,823          13,347
                                                        ----------       ----------    ----------      ----------
      Total operating revenue                              298,326          274,019       564,239         521,532
                                                        ----------       ----------    ----------      ----------
OPERATING EXPENSES:
   Cost of Management Operations                           182,120          160,733       343,941         306,615
   Losses and Loss Expenses Incurred                        40,002           39,364        78,040          76,864
   Policy Acquisition and Other Underwriting Expenses       12,434           10,689        23,752          21,133
                                                        ----------       ----------    ----------      ----------
      Total operating expenses                             234,556          210,786       445,733         404,612
                                                        ----------       ----------    ----------      ----------
OTHER INCOME AND EXPENSES:
   Investment income, net of expenses                       15,567           14,219        30,254          28,538
   Realized Gains on Investments                             3,030            3,376         5,883           3,969
   Equity in Earnings (Losses) of Limited Partnerships       1,503           (1,420)        1,920          (2,746)
                                                        ----------       ----------    ----------      ----------
      Total other income and expenses                       20,100           16,175        38,057          29,761
                                                        ----------       ----------    ----------      ----------
Income before income taxes and equity in earnings of
    Erie Family Life Insurance Company                      83,870           79,408       156,563         146,681

Less:  Provision for Income Taxes                           28,289           26,522        52,724          48,982
    Equity in Earnings of Erie Family Life Insurance
      Company, net of tax                                    1,374            1,572         2,688           2,659
                                                        ----------       ----------    ----------      ----------
               Net income                               $   56,955       $   54,458    $  106,527      $  100,358
                                                        ==========       ==========    ==========      ==========
               Net income per share                     $     0.81       $     0.77    $     1.50      $     1.41
                                                        ==========       ==========    ==========      ==========
               Weighted average shares outstanding          70,623           70,997        70,785          70,997
                                                        ==========       ==========    ==========      ==========

DIVIDENDS DECLARED
------------------
Class A non-voting common                               $    0.215       $     0.19    $     0.43      $     0.38
                                                        ----------       ----------    ----------      ----------
Class B common                                          $    32.25       $    28.50    $    64.50      $    57.00
                                                        ----------       ----------    ----------      ----------


Erie Indemnity Company
CONSOLIDATED STATEMENTS OF OPERATIONS - SEGMENT BASIS
(Amounts in thousands, except per share data)

                                                                 Three months ended June 30          Six months ended June 30
                                                                         (unaudited)                         (unaudited)
                                                                     2004          2003                  2004          2003
                                                                 --------------------------          ------------------------
MANAGEMENT OPERATIONS
Management fee revenue                                           $  256,124    $  232,737            $  477,991    $  439,983
Service agreement revenue                                             5,224         6,863                10,823        13,347
                                                                 ----------    ----------            ----------    ----------
    Total revenue from management operations                        261,348       239,600               488,814       453,330
Cost of management operations                                       192,719       170,087               363,958       324,460
                                                                 ----------    ----------            ----------    ----------
    Income from management operations                                68,629        69,513               124,856       128,870
                                                                 ----------    ----------            ----------    ----------
INSURANCE UNDERWRITING OPERATIONS

Premiums earned                                                      51,065        47,219               101,714        92,401
                                                                 ----------    ----------            ----------    ----------
Losses and loss adjustment expenses incurred                         40,002        39,364                78,040        76,864
Policy acquisition and other underwriting expenses                   15,922        14,135                30,024        27,487
                                                                 ----------    ----------            ----------    ----------
   Total losses and expenses                                         55,924        53,499               108,064       104,351
                                                                 ----------    ----------            ----------    ----------
   Underwriting loss                                                 (4,859)       (6,280)               (6,350)      (11,950)
                                                                 ----------    ----------            ----------    ----------
INVESTMENT OPERATIONS
Net investment income                                                15,567        14,219                30,254        28,538
Net realized gains on investments                                     3,030         3,376                 5,883         3,969
Equity in earnings (losses) of limited partnerships                   1,503        (1,420)                1,920        (2,746)
Equity in earnings of Erie Family Life Insurance Company              1,477         1,690                 2,891         2,859
                                                                 ----------    ----------            ----------    ----------
   Net revenue from investment operations                            21,577        17,865                40,948        32,620

   Income before income taxes                                        85,347        81,098               159,454       149,540
Provision for income taxes                                           28,392        26,640                52,927        49,182
                                                                 ----------    ----------            ----------    ----------
   Net income                                                    $   56,955    $   54,458            $  106,527    $  100,358
                                                                 ==========    ==========            ==========    ==========
   Net income per share                                          $     0.81    $     0.77            $     1.50    $     1.41
                                                                 ==========    ==========            ==========    ==========
 WEIGHTED AVERAGE SHARES OUTSTANDING                                 70,623        70,997                70,785        70,997
                                                                 ==========    ==========            ==========    ==========
Amounts presented on a segment basis are not presented net of intercompany/intersegment items.

Erie Indemnity Company
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Amounts in thousands, except per share data)

                                                               June 30     December 31
                                                                 2004           2003
                                                              (unaudited)
                                                              -----------   -----------
ASSETS
Investments
Fixed maturities                                              $  911,462     $   879,361
Equity securities
    Preferred stock                                              147,909         148,952
    Common stock                                                  41,151          40,451
Other invested assets                                            125,504         116,400
                                                              ----------     -----------
    Total investments                                          1,226,026       1,185,164


Cash and cash equivalents                                         71,265          87,192
Equity in Erie Family Life Insurance Company                      52,475          56,072
Premiums receivable from policyholders                           287,129         266,957
Receivables from affiliates                                    1,054,743         984,146
Other assets                                                     179,511         175,076
                                                              ----------     -----------
   Total assets                                               $2,871,149     $ 2,754,607
                                                              ==========     ===========


LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Unpaid losses and loss adjustment expenses                    $  893,873     $   845,536
Unearned premiums                                                479,126         449,606
Other liabilities                                                303,484         295,295
                                                              ----------     -----------
   Total liabilities                                           1,676,483       1,590,437
   Total shareholders' equity                                  1,194,666       1,164,170
                                                              ----------     -----------
   Total liabilities and shareholders' equity                 $2,871,149     $ 2,754,607
                                                              ==========     ===========
Book value per share                                              $16.97          $16.40
Shares outstanding                                                70,379          70,997


Management  fee revenue by line of  business - segment basis:


                                    Three months ended June 30        %         Six months ended June 30          %
                                        2004           2003         Change          2004           2003         Change
(In thousands)                     -----------------------------------------   -----------------------------------------
Private passenger auto              $ 122,938      $ 117,549         4.6%       $ 235,948      $ 222,755         5.9%
Commercial auto                        21,407         20,110         6.4           41,369         39,107         5.8
Homeowners                             48,317         39,718        21.7           82,653         67,530        22.4
Commercial multi-peril                 28,556         26,392         8.2           55,110         51,445         7.1
Workers' compensation                  21,243         20,247         4.9           43,828         42,628         2.8
All other lines of business            10,863          9,721        11.7           20,183         17,918        12.6
                                   -----------------------------------------   -----------------------------------------
     Total                            253,324        233,737         8.4%         479,091        441,383         8.5%

Allowance for management
  fee returned on cancelled
  policies                             (2,800)         1,000          N/A           1,100          1,400          N/A
                                    ----------------------------------------    ----------------------------------------
Total management fee revenue        $ 256,124      $ 232,737        10.0%       $ 477,991      $ 439,983         8.6%
                                    ========================================    ========================================

Growth rate of policies in force for Property and Casualty Group insurance operations:

                                                             All other
               Private     12-mth.                 12-mth.   lines of     12-mth.    Total       12-mth.
              passenger    growth                  growth    personal     growth    Personal     growth
    Date        auto        rate     Homeowners     rate     business      rate       Lines       rate
------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
03/31/2003   1,623,429     10.5      1,263,118     14.3       257,327      15.9      3,143,874    12.4
06/30/2003   1,650,225      9.1      1,293,575     12.8       264,423      14.0      3,208,223    11.0
09/30/2003   1,666,285      7.2      1,316,775     10.6       269,640      12.2      3,252,700     9.0
12/31/2003   1,672,621      5.1      1,327,842      7.9       272,547       9.2      3,273,010     6.6
03/31/2004   1,678,496      3.4      1,335,763      5.8       275,970       7.2      3,290,229     4.7
06/30/2004   1,686,524      2.2      1,347,409      4.2       278,547       5.3      3,312,480     3.3

                                                                                     All other
                           12-mth.       CML*     12-mth.                 12-mth.       CML*     12-mth.      Total   12-mth.
                  CML*     growth       multi-    growth      Workers'    growth     lines of    growth        CML*   growth
    Date          auto      rate        peril      rate         comp.      rate       business     rate       Lines    rate
----------------------------------------------------------------------------------------------------------------------------
03/31/2003     109,963     11.2        194,911     13.8        60,104      12.7         81,356    10.9        446,334   12.4
06/30/2003     112,911     10.2        201,614     12.2        61,932      11.4         83,826    10.5        460,283   11.3
09/30/2003     114,339      8.5        205,127     10.5        62,396       8.8         85,789     9.8        467,651    9.7
12/31/2003     115,171      6.6        206,533      8.3        62,282       5.7         86,409     8.3        470,395    7.5
03/31/2004     115,760      5.3        206,937      6.2        61,378       2.1         86,344     6.1        470,419    5.4
06/30/2004     117,060      3.7        209,795      4.1        60,735      (1.9)        87,172     4.0        474,762    3.1

                          12-mth.
               Total      growth
 Date        All lines     rate
-------------------------------
03/31/2003   3,590,208     12.4
06/30/2003   3,668,506     11.0
09/30/2003   3,720,351      9.0
12/31/2003   3,743,405      6.7
03/31/2004   3,760,648      4.7
06/30/2004   3,787,242      3.2

*CML = Commercial



                   Private                                                                      All other
                  passenger         CML*                           CML*         Workers'         lines of
  Date              auto            auto       Homeowners      multi-peril        comp.         business      Total
-------------------------------------------------------------------------------------------------------------------
03/31/2003          92.5            91.3           90.6            89.1           90.2            88.5         91.2
06/30/2003          92.2            91.1           90.5            88.4           89.4            88.4         91.0
09/30/2003          91.9            90.4           90.1            88.0           88.9            88.4         90.6
12/31/2003          91.6            89.8           89.5            87.5           88.1            88.2         90.2
03/31/2004          91.2            89.7           89.0            87.6           88.1            87.5         89.8
06/30/2004          90.7            89.0           88.4            86.7           86.7            86.8         89.2


Selected financial data of Erie Insurance Exchange:

The selected financial data below is derived from the Erie Insurance Exchange's financial statements prepared in accordance with Statutory Accounting Principles. In the opinion of management, all adjustments consisting only of normal recurring accruals, considered necessary for a fair presentation have been included. The financial data set forth below is only a summary.

                                                       Three months ended               Six months ended
                                                   --------------------------       --------------------------
(In thousands)                                        June 30,      June 30,           June 30,      June 30,
Statutory Accounting Basis                              2004          2003               2004          2003
                                                           (unaudited)                      (unaudited)
                                                   --------------------------       --------------------------
Premiums earned                                    $   914,360   $   832,147        $ 1,804,603  $  1,634,794
                                                   --------------------------       ---------------------------
Losses and loss adjustment expenses                    600,610       643,028          1,257,382     1,322,883
Insurance underwriting and other expenses*             274,128       266,195            519,100       508,865
                                                   --------------------------       ---------------------------
Net underwriting gain (loss)                            39,622       (77,076)            28,121      (196,954)
                                                   --------------------------       ---------------------------
Net investment income                                   68,765        57,110            131,494       111,175
Net realized gains (losses)                             14,023       111,569             31,179        78,214
Federal income tax expense (benefit)                    38,180        (5,151)            56,200       (46,681)
                                                   --------------------------       ---------------------------
Net income (loss)                                  $    84,230   $    96,754        $   134,594  $     39,116
                                                   ==========================       ===========================

* Includes management fees incurred



                                                               As of
(In thousands)                                       June 30,     December 31,
Statutory Accounting Basis                             2004            2003
                                                   (unaudited)
                                                   ------------    ------------
Cash and invested assets                           $ 6,988,364     $ 7,024,796
Other assets                                         1,135,801       1,020,830
                                                   -----------     -----------
 Total assets                                      $ 8,124,165     $ 8,045,626
                                                   ===========     ===========
Claims and unearned premium reserves               $ 4,855,013     $ 4,616,687
Other liabilities                                      678,803         999,854
                                                   -----------     -----------
 Total liabilities                                   5,533,816       5,616,541
Policyholders' surplus                               2,590,349       2,429,085
                                                   -----------     -----------
 Total liabilities and policyholders' surplus      $ 8,124,165     $ 8,045,626
                                                   ===========     ===========

Erie Indemnity Company
RECONCILIATION OF OPERATING INCOME TO NET INCOME
(Amounts in thousands, except per share data)


Definition on Non-GAAP and Operating Measures
---------------------------------------------
Operating income, a non-GAAP measure, is income excluding realized capital gains and losses, after tax. Realized capital gains and losses which are included in the Company's equity in earnings of Erie Family Life Insurance Company and equity in earnings of limited partnerships are not excluded from net income to compute operating income. Net income is the GAAP measure that is most directly comparable to operating income. The Company's method of calculating this measure may differ from those used by other companies and therefore comparability may be limited.

The Company uses operating income to evaluate their results of operations. It reveals trends in the Company's management services, insurance underwriting and investment operations that may be obscured by the net effects of realized capital gains and losses. These items may vary significantly between periods and are generally driven by business decisions and economic developments such as capital market conditions, the timing of which is unrelated to management services and insurance underwriting processes of the Company. The Company believes operating income is useful for investors to evaluate these components separately and in the aggregate when reviewing the Company's performance. The Company is aware that the price to earnings multiple commonly used by investors as a forward-looking valuation technique uses operating income as the denominator. Operating income should not be considered as a substitute for net income and does not reflect the overall profitability of the Company's business.

The following table reconciles operating income and net income for the three and six months ended June 30, 2004 and 2003.



                                                         Three months ended June 30    Six months ended June 30
                                                                 (unaudited)                   (unaudited)
(In thousands)                                               2004           2003            2004        2003
                                                         --------------------------   ---------------------------
Operating income                                         $  54,985      $  52,264        $ 102,703   $  97,778

   Net realized gains on investments                         3,030          3,376            5,883       3,969
   Income tax expense on realized gains                     (1,060)        (1,182)          (2,059)      1,389)
                                                         --------------------------   ---------------------------
      Realized gains net of income tax expense               1,970          2,194            3,824       2,580
                                                         --------------------------------------------------------
Net income                                               $  56,955      $  54,458        $ 106,527   $ 100,358
                                                         ========================================================


                                                          Per share information         Per share information
                                                        Three months ended June 30   Six months ended June 30
                                                                 (unaudited)                    (unaudited)
                                                            2004           2003            2004        2003
                                                         --------------------------   ---------------------------
Operating income                                         $    0.78      $    0.74        $  1.45     $  1.38

   Net realized gains on investments                          0.04           0.05           0.08        0.05
   Income tax expense on realized gains                      (0.01)         (0.02)         (0.03)      (0.02)
                                                         --------------------------   ---------------------------
      Realized gains net of income tax expense                0.03           0.03           0.05        0.03
                                                         --------------------------------------------------------
Net income                                               $    0.81      $    0.77       $   1.50     $  1.41
                                                         ========================================================